Exhibit 10.18


                                    ADDENDUM
                   MERGERS AND ACQUISITIONS ADVISORY AGREEMENT

         THIS ADDENDUM (the "Addendum") to the MERGERS AND ACQUISTIONS ADVISORY AGREEMENT, dated as of April 1, 2005 (the "M&A Agreement"), by and between Ridgefield Acquisition Corp., a Colorado corporation, having an address at 100 Mill Plain Road, Danbury, Connecticut 06811 (hereinafter referred to as the "Company"), and Catalyst Financial LLC, a New York limited liability company, having an address at 100 Mill Plain Road, Danbury, Connecticut 06811 (hereinafter referred to as the "Consultant") is made as of the 1st day of February 2006.

         WHEREAS, the Company and the Consultant have agreed to amend the M&A Agreement in accordance with the terms and conditions set forth in this Addendum.

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

         1. That paragraph 3. A. (Monthly Fee) of the M&A Agreement shall be amended to provided that monthly fee payable by the Company to the Consultant during the one year period from February 1, 2006 though January 31, 2007 shall be increased from $1,000 per month to $5,000 per month. Accordingly, during the one year period from February 1, 2006 though January 1, 2007, the Company shall pay a monthly fee in the amount of $5,000.00 to Consultant on the first day of each month commencing on February 1, 2006 and continuing through January 1, 2007. Thereafter, the Company shall pay a monthly fee in the amount of $1,000.00 to Consultant on the first day of each month commencing on February 1, 2007 and continuing through March 1, 2008.

         2. All of the other remaining terms and conditions set forth in the M&A Agreement shall remain in full force and effect.

         3. This Addendum may be executed in any number of counterparts, including facsimile signatures, which shall be deemed as original signatures. All executed counterparts shall constitute one Agreement, notwithstanding that all signatories are not signatories to the original or the same counterpart.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

RIDGEFIELD ACQUISITION CORP.                CONSULTANT

By: /s/ Leonard Hagan                       By: /s/ Steven N. Bronson
    ___________________________                 ___________________________
    Leonard Hagan, Director                     Steven N. Bronson, President
    Ridgefield Acquisition Corp.                Catalyst Financial LLC